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               VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2009 -- SEPTEMBER 30, 2009

                                                                   Amount
                                       Offering       Total          of         % of     % of
                  Purchase/              Price       Amount        Shares     Offering   Funds
    Security        Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
    Purchased        Date    Offering   Shares      Offering       By Fund    By Fund   Assets       Brokers            From
----------------  ---------  --------  --------  --------------  ----------  ---------  ------  -----------------  -------------
     Indiana       04/08/09      -      $ 98.98  $  210,435,700  $  500,000    0.24%     0.22%  Citigroup, J.P.        Citigroup
    Municipal                                                                                   Morgan, Morgan
  Power Agency                                                                                  Stanley & Co.
  Power Supply                                                                                  Incorporated,
   5.250% due                                                                                   Ross,
    1/1/2024                                                                                    Sinclaire &
                                                                                                Associates,
                                                                                                Wachovia Bank,
                                                                                                National
                                                                                                Association

   Puerto Rico     06/11/09      -      $100.00  $4,118,153,700  $1,000,000    0.28%     0.43%  Citigroup,         Goldman Sachs
    Sales Tax                                                                                   Goldman, Sachs &
    Financing                                                                                   Co., Popular
   5.000% due                                                                                   Securities, J.P.
    8/1/2039                                                                                    Morgan, Santander
                                                                                                Securities,
                                                                                                Merrill Lynch &
                                                                                                Co., Barclays
                                                                                                Capital, Morgan
                                                                                                Stanley & Co.
                                                                                                Incorporated,
                                                                                                UBS Financial
                                                                                                Services
                                                                                                Incorporated of
                                                                                                Puerto Rico

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
     City of       06/17/09      -      $ 99.33  $  750,000,000  $1,500,000    0.20%     0.64%  J.P. Morgan,       JP Morgan
    Atlanta,                                                                                    Citigroup, Morgan
  Georgia Water                                                                                 Stanley & Co.
 and Wastewater                                                                                 Incorporated,
  Revenue Bonds                                                                                 Merrill Lynch &
                                                                                                Co., M.R. Beal &
                                                                                                Company, Rice
                                                                                                Financial
                                                                                                Products
                                                                                                Company,
                                                                                                SBK-Brooks
                                                                                                Investment
                                                                                                Corporation

 North Carolina    09/17/09      -      $102.78  $  401,615,000  $2,000,000    0.50%     0.70%  Barclays Capital,  Wachovia
     Eastern                                                                                    Morgan Stanley &   Securities
    Municipal                                                                                   Co. Incorporated,
  Power Agency                                                                                  Citigroup,
   5.000% due                                                                                   Merrill Lynch &
    1/01/2026                                                                                   Co., Wells Fargo
                                                                                                Securities